00000000http://schemas.microsoft.com/office/word/2003/wordmlurn:schemas-microsoft-com:office:smarttags013f

Exhibit 5.1

OPINION AS TO LEGALITY

JOSEPH I. EMAS

ATTORNEY AT LAW

addressStreet1224 Washington Avenue

CityplaceMiami Beach, StateFlorida PostalCode33139

(305) 531-1174

Facsimile: (305) 531-1274

September 17, 2007

country-regionplaceUnited States Securities and Exchange Commission

addressStreet100 F Street

CityplaceWashington, StateD.C. PostalCode20549

Re:  Global West Resources, Inc.

Ladies and Gentlemen:

As counsel for the Company, I have examined the Company’s certificate of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws I have deemed relevant for the purpose of this opinion, including but not limited to, Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

 I have also, as counsel for the Company, examined the Registration Statement and amendments (the “Registration Statement") of your Company on Form SB-2, covering the registration under the Securities Act of 1933 of up to 2,875,000 shares (the “Registered Shares”) by existing shareholders of the Company of the Company’s common stock (the “Common Stock”).

My review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:

1.

The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Nevada, with corporate power to conduct its business as described in the Registration Statement.

2.

The Company has an authorized capitalization of 50,000,000 shares of Common Stock, $0.001 par value and 10,000,000 shares of Preferred Stock, $0.001 par value.

3.

I am of the opinion that all of the Registered Shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of StateplaceNevada (Chapter 78A of the Nevada Revised Statutes).

This opinion includes my opinion on StateNevada law including the Nevada Constitution, all applicable provisions of StateplaceNevada statutes, and reported judicial decisions interpreting those laws.

I hereby consent to the use of my name in the Registration Statement and Prospectus and I also consent to the filing of this opinion as an exhibit thereto.

Very truly yours,

/s/ Joseph I. Emas

____________________________

 JOSEPH I. EMAS, ESQUIRE